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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)
                                OCTOBER 31, 2000
                                ----------------

                  CHROMATICS COLOR SCIENCES INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


                                    NEW YORK
                                    --------
                 (State or other jurisdiction of incorporation)


               0-21168                          13-3253392
               -------                          ----------
       (Commission File Number)      (IRS Employer Identification Number)


                  5 EAST 80TH STREET, NEW YORK, NEW YORK 10021
                  --------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (212) 717-6544
        -----------------------------------------------------------------

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ITEM 5. OTHER EVENTS

     On October 11, 2000, Chromatics Color Sciences International, Inc. (the "Company") obtained commitments from three of its major investors, Millennium Partners, L.P. ("Millennium"), LB I Group, Inc. ("Lehman") and the holders (the "Holders") of its 14% Senior Convertible Debentures, dated April 15, 1999 (the "Debentures"), to restructure the terms of their respective securities. The purpose of this restructuring was to assist the Company in meeting the net tangible assets requirement for continued listing of its common stock, par value $.001 per share (the "Common Stock"), on the Nasdaq SmallCap Market ("Nasdaq"). These commitments of the investors were subject to certain conditions, which were subsequently satisfied on October 31, 2000, including the Company's securing confirmation from Nasdaq of the Company's eligibility for continued listing on Nasdaq and the closing of a proposed additional financing with Crescent International Ltd. ("Crescent"), pursuant to which the Company would issue and sell to Crescent, and Crescent would purchase, shares of a newly-authorized series of preferred stock of the Company (the "Crescent Preferred") and a five-year warrant to purchase up to 270,000 shares of Common Stock at an exercise price equal to $1.00 per share, subject to adjustment in certain circumstances (the "Crescent Warrant"), for an aggregate purchase price of not less than $2,000,000. In consideration of their agreements to restructure their respective securities, the Company agreed to issue to each of Lehman and the Holders 200,000 five-year warrants to purchase shares of the Common Stock of the Company at an exercise price of $1.50 per share (the "New Lehman Warrants" and the "Holders' Warrants," respectively). The Company also agreed with the Holders (i) not to incur or permit any future liens on any of its properties or assets, (ii) not to grant any security interests in its future revenues and
(iii) not to consummate any future financings which contemplate the issuance of debentures by the Company.

     Millennium is the holder of (i) 641,026 shares of Common Stock (the "Millennium Shares") issued pursuant to that certain Securities Purchase Agreement, dated as of August 16, 2000 (the "Millennium Purchase Agreement"), and (ii) warrants to purchase Common Stock, including a warrant (the "Adjustable Warrant") pursuant to which the number of shares issuable upon the exercise thereof (the "Adjustable Warrant Shares") is based upon a formula involving the closing bid prices of the Common Stock on certain future dates (the "Adjustment Period Price").

     Pursuant to a letter agreement (the "Millennium Letter Agreement"), the Company and Millennium agreed to amend the Millennium Purchase Agreement and the Adjustable Warrant to delete any provision granting Millennium the right to require the Company to repurchase the Millennium Shares or redeem the Adjustable Warrant Shares, as the case may be, for cash except in the event that the Company (i) engages in a "Rule 13e-3 transaction" (as defined in Rule 13e-3 under the Securities Exchange Act of 1934, as amended) or (ii) fails to file a request to accelerate the effectiveness of the registration statement covering the Millennium Shares and the shares underlying the warrants issued to Millennium promptly after securing confirmation from Nasdaq of the Company's eligibility for continued listing of the Common Stock on Nasdaq.

     The Company and Millennium further agreed to amend the Adjustable Warrant
(i) to reduce the number of dates (each, a "Vesting Date") upon which the number of shares to be issued upon the exercise of the Adjustable Warrant would be determined from three to two, (ii) to postpone the first Vesting Date thereunder (the "First Vesting Date") until March 31, 2001, at which time the number of shares to be issued thereunder would be determined based on an Adjustment Period Price of not less than $1.00 and (iii) to postpone the second Vesting Date thereunder (the "Second Vesting Date") until November 1, 2001, at which time the number of shares to be issued thereunder (in addition to the number of shares determined as of the First Vesting Date) would be determined based on an Adjustment Period Price which would not be subject to a $1.00 minimum (as was the

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case on the First Vesting Date). The Company and Millennium also agreed (x) to amend that certain Registration Rights Agreement, dated as of August 16, 2000, to eliminate the provisions imposing monetary penalties upon the delisting of the Common Stock from Nasdaq, (y) to waive any events of default occurring prior to the execution of the Millennium Letter Agreement that would entitle Millennium to any monetary penalties from the Company and (z) to irrevocably waive its right to adjust the exercise price of the Adjustable Warrant or the number of Adjustable Warrant Shares as a result of the issuance of the Crescent Preferred.

     Lehman is the holder of (i) 25,000 shares of the Class B Series 2 Convertible Preferred Stock of the Company and 40,000 shares of the Class B Series 3 Convertible Preferred Stock of the Company (collectively, the "Lehman Preferred") and (ii) warrants (the "Lehman Warrants") to purchase Common Stock. Pursuant to a letter agreement, the Company and Lehman agreed to amend those certain Preferred Stock Purchase Agreements, dated as of June 11, 1999 and February 11, 2000, respectively, to eliminate the provisions imposing monetary penalties in the event that the Common Stock is delisted from Nasdaq.

     The Company and Lehman further agreed to amend the Certificate of Incorporation of the Company to delete any provision granting Lehman the right to require the Company to redeem the shares of Lehman Preferred for cash. Pursuant to such amendments the Company is now required to convert the shares of Lehman Preferred into Common Stock on the third anniversary of their respective issuance dates unless the Company elects, at its option, to extend the mandatory conversion date to the fifth anniversary of the respective issuance dates of the shares of Lehman Preferred. Lehman further agreed to waive its right to decrease the conversion price of the Lehman Preferred and the exercise price of the Lehman Warrants as a result of (i) the issuance of the Crescent Preferred and the Crescent Warrant on October 31, 2000 for aggregate proceeds of $2,000,000 or any future issuances of preferred stock or warrants to Crescent which do not exceed an aggregate purchase price of $2,000,000, (ii) the issuance of warrants to the Company's financial adviser in connection with the Crescent financing,
(iii) the issuance of the New Lehman Warrants and the Holders' Warrants and (iv) the determination on the First Vesting Date of the number of shares of Common Stock issuable with respect to the Adjustable Warrant. In addition, Lehman agreed (A) that the deemed exercise price (the "Deemed Exercise Price") with respect to the number of shares of Common Stock issuable pursuant to the Adjustable Warrant on the Second Vesting Date would be the greater of (i) $1.00 and (ii) the exercise price calculated in the manner set forth in that certain Letter Agreement, dated as of August 16, 2000, by and between the Company and Lehman, and (B) to waive its right to decrease the Conversion Price of the Lehman Preferred and the exercise price of the Lehman Warrants to a price which is less than the Deemed Exercise Price.

     Pursuant to a letter agreement, the Company and the Holders agreed to convert the entire principal amount of the Debentures, and any accrued but unpaid interest thereon, into a newly-authorized series of convertible preferred stock of the Company (the "New Preferred"), effective October 31, 2000. Prior to their conversion, the Debentures had a principal face amount of $5,000,000, accrued but unpaid interest in the amount of $1,079,167 and were due on April 15, 2002. The Company and the Holders further agreed that (i) the New Preferred would be convertible into shares of Common Stock at a conversion price of $4.68 per share, subject to adjustment for stock splits, combinations and similar recapitalizations affecting the Common Stock, (ii) with respect to the distribution of assets on the liquidation, dissolution or winding up of the Company, the New Preferred shall rank senior and prior to all classes or series of capital stock of the Company issued prior thereto or thereafter issued, (iii) cumulative dividends would accrue on the New Preferred beginning on April 15, 2002 at a rate of 8% per annum (subject to increase to 11% per annum during any period in which such cumulative dividends are not currently paid), and (iv) the New Preferred would be subject to involuntary conversion into shares of Common Stock at the option of the Company at a conversion price of $4.68 per share if the average closing bid price of the Company's Common Stock for ten consecutive trading days exceeds $10.29. The Company also agreed with the Holders (i) not to incur or permit any future liens on any of its properties or assets, (ii) not to grant any security interests in its future revenues and (iii) not to consummate any future financings which contemplate the issuance of debentures by the Company.


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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c) Exhibits

     4.1 Letter Agreement, dated as of October 11, 2000, between Chromatics Color Sciences International, Inc. (the "Company") and Millennium Partners, L.P. ("Millennium").

     4.2 Certificate of Amendment of the Certificate of Incorporation of the Company, dated November 1, 2000, relating to the Class B Series 2 Preferred Stock of the Company.

     4.3 Certificate of Amendment of the Certificate of Incorporation of the Company, dated November 1, 2000, relating to the Class B Series 3 Preferred Stock of the Company.

     4.4 Letter Agreement, dated as of October 11, 2000, between the Company and LB I Group Inc. ("Lehman").

     4.5 Letter Agreement, dated as of November 1, 2000, between the Company and Lehman.

     4.6 Letter Agreement, dated as of August 16, 2000, between the Company and Lehman.

     4.7 Certificate of Amendment of the Certificate of Incorporation of the Company, dated November 1, 2000, relating to the Class B Series 5 Preferred Stock of the Company.

     4.8 Letter Agreement, dated as of October 11, 2000, among the Company and the holders of the 14% Senior Convertible Debentures, dated April 15, 1999 and due April 15, 2002, in the principal amount of $5,000,000, issued by the Company to Gary W. Schreiner.



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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             CHROMATICS COLOR SCIENCES
                                             INTERNATIONAL, INC.

                                             By: /s/ Darby S. Macfarlane
                                                 ----------------------------
                                                 Name: Darby S. Macfarlane
                                                 Title: Chairperson of the Board

Date:      November 3, 2000



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                                  EXHIBIT INDEX


     4.1 Letter Agreement, dated as of October 11, 2000, between Chromatics Color Sciences International, Inc. (the "Company") and Millennium Partners, L.P. ("Millennium").

     4.2 Certificate of Amendment of the Certificate of Incorporation of the Company, dated November 1, 2000, relating to the Class B Series 2 Preferred Stock of the Company.

     4.3 Certificate of Amendment of the Certificate of Incorporation of the Company, dated November 1, 2000, relating to the Class B Series 3 Preferred Stock of the Company.

     4.4 Letter Agreement, dated as of October 11, 2000, between the Company and LB I Group Inc. ("Lehman").

     4.5 Letter Agreement, dated as of November 1, 2000, between the Company and Lehman.

     4.6 Letter Agreement, dated as of August 16, 2000, between the Company and Lehman.

     4.7 Certificate of Amendment of the Certificate of Incorporation of the Company, dated November 1, 2000, relating to the Class B Series 5 Preferred Stock of the Company.

     4.8 Letter Agreement, dated as of October 11, 2000, among the Company and the holders of the 14% Senior Convertible Debentures, dated April 15, 1999 and due April 15, 2002, in the principal amount of $5,000,000, issued by the Company to Gary W. Schreiner.


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